EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion in this Form 8-K/A of Comfort Systems USA, Inc. our report dated March 24, 1998 relating to the combined financial statements of F&G Mechanical Corp. and Affiliates at December 31, 1997 and for the year then ended.

MARDEN, HARRISON & KREUTER
Certified Public Accountants, P.C.

/s/ Marden, Harrison & Kreuter

Port Chester, New York
April 23, 1998